EXHIBIT 32.2

                           NATIONAL AUTO CREDIT, INC.
                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Robert V. Cuddihy, Jr., Chief Financial Officer of National Auto Credit,
Inc., a Delaware corporation (the "Registrant"), in connection with the
Registrant's Quarterly Report on Form 10-Q for the period ended April 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the
"Report"), do hereby represent, warrant and certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Registrant.

/s/ Robert V. Cuddihy, Jr.
--------------------------------------------
Name: Robert V. Cuddihy, Jr.
Title: Chief Financial Officer
(principal accounting and financial officer)
Date:  June 10, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to National Auto Credit, Inc. and will be retained by National Auto Credit, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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